CONSULTATION AGREEMENT

THIS AGREEMENT is executed and made effective this 1st day of December, 2007,  between Golden West Brewing Company, a California corporation doing business as Butte Creek Brewing Company (the "Company"), and Artisan Food and Beverage Group, Inc. ("Consultant").

WITNESSETH

WHEREAS, the Company desires to retain the services of Consultant as more fully described below:

NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions contained in this Agreement, the parties agree as follows:

1.

Consultation.

The Company hereby retains the services of Consultant, as an independent contractor, which retention is accepted and agreed to be performed by Consultant, subject to and upon the terms and conditions hereinbelow set forth.

2.

Term.

The term of this Agreement shall begin on the day and year first above written, and, unless earlier terminated by the Company or Consultant as herein provided, shall terminate on December 31, 2008, and thereafter, if extended or renewed by written agreement of the parties, upon thirty (30) days' written notice given by either party to the other.  Upon the termination of this Agreement, the retention and agency, and Consultant's independent contractor status, shall end, unless a new, separate written agreement shall have been executed by all parties.  In any event, Sections 8, 12 through 15 shall survive any termination of this Agreement.

3.

Consultant's Status.

It is understood and agreed that Consultant shall be at all times and for all purposes hereunder an independent contractor to the Company and under no circumstances shall be deemed an employee, partner or joint venturer of or with the Company.  Consultant agrees that he shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Consultant has any authority to act for, represent or bind the Company in any matter by virtue of this Agreement.  Consultant expressly agrees to indemnify and hold harmless the Company for any damages which may be sustained by the Company as a result of or arising out of any breach of the covenants set forth in this Section 3.

4.

Services of Consultant.

4.1.

Upon the request of the Company, Consultant shall consult with and advise the Company with respect to matters concerning:

4.1.1

The development and implementation of the Company’s strategic growth plan; and

4.1.2

Perform such other services and provide such other assistance as the Company's CEO or Board of Directors may reasonably request.

4.2

The Company agrees that during the term of this Agreement, Consultant shall provide 45% of full time equivalent, or 105 work days per calendar year, of service (“Minimum Service”) unless the Company requests and the Consultant otherwise specifically agrees to additional service.

4.3.

In performing hereunder, Consultant may, but need not, use the facilities or resources of the Company.  Consultant shall be solely and exclusively responsible for determining when, where, how and by whom the services are to be performed hereunder, subject only to such matters as may be specifically addressed in written communications from the Company. Notwithstanding the foregoing, Consultant agrees that its services shall be performed by Mark Simpson unless otherwise agreed by the Company.

4.4.

Consultant agrees to exercise its best efforts, skill and diligence in the performance of its services hereunder and shall perform all services in a good and workmanlike fashion.

4.5.

Consultant shall keep accurate records showing the quantity and date of time devoted to the services provided for herein and a description thereof, and shall present such records to the Company on request.

5.

Compensation.

5.1.

The Consultant shall be promptly reimbursed for all reasonable and necessary business expenses incurred by the Consultant in connection with its rendering of services hereunder to the Company; provided, however, that such expenses require the prior approval of the CEO of the Company and provided further that the Consultant shall only be reimbursed for such expenses as to which it presents the Company with receipts or other reasonable substantiation thereof.

5.2.

For the Minimum Service to be rendered by Consultant pursuant to this Agreement, Consultant shall be paid as compensation the sum of $4,500 per month.  For mutually agreed upon service in excess of the Minimum Service, Consultant shall be paid a fee of $100 per hour or $750 per diem, whichever is less, unless otherwise agreed by the parties. Consultant shall submit invoices on the first day of each month during the Term setting forth the quantity and date of all time devoted to services hereunder, which invoices shall be payable within five (5) business days following their submission.  Any invoice not paid within ten (10) business days following submission shall bear interest at the rate of one-half percent (½%) per month on the outstanding balance until paid in full.

5.3.

The Consultant shall pay all applicable taxes which are assessed against it as a result of its receipt of compensation under this Agreement, including, without limitation, all federal and state income taxes, and the Company shall not withhold any such taxes from the compensation paid to the Consultant.  Consultant agrees to indemnify and hold harmless the Company, together with its officers and directors, with respect to any such taxes or other assessments which may be due and payable as a result of the payment or receipt of compensation hereunder.

6.

Scope of Authority and Indemnification.

Consultant acknowledges and agrees that the scope of its authority hereunder shall be expressly defined and limited herein.  Consultant shall make no statement, warranty or representation which purports in any way to be on behalf of or binding upon the Company and hereby acknowledges that it lacks any authority whatsoever, either express, apparent or implied, to do so.  The Company shall not be bound by or liable for any statement, warranty or representation made by the Consultant to any third person or party and consultant, for itself, its officers, directors, stockholders, agents and employees, hereby agrees to indemnify and hold harmless the Company for any liability which may arise or be claimed against the Company by virtue of Consultant's breach of this Agreement.

7.

Company's Cooperation and Warranties.

For the purpose of this Agreement, the Company agrees that it shall cooperate fully with any and all reasonable requests of Consultant and shall provide Consultant with such information concerning the Company as Consultant may reasonably require in connection with his services hereunder. The Company warrants and represents to the Consultant that any information provided by it to Consultant shall be true and accurate in every material respect and shall not contain any omissions which, when taken together with information disclosed, will render such disclosed information inaccurate or materially misleading.

8.

Indemnification

8.1

The Company shall indemnify and hold Consultant and its representatives and agents (including his attorneys and advisors) (together, the "Consultant Indemnified Parties), harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject under the Securities Act or any other federal or state statute, or at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with this Agreement, except to the extent such liabilities, claims and lawsuits are due primarily to Consultant's negligence or misconduct.  In addition, the Company shall also indemnify and hold the Consultant Indemnified Parties harmless against any and all costs and expenses, including reasonable legal fees incurred or related to the foregoing.

8.2

Consultant shall indemnify and hold the Company and each of its officers, directors, employees, representative, agents (including its attorneys and advisors), sureties, guarantors, and each person who controls the Company within the meaning of Section 15 of the Securities and Exchange Act of 1934 (together, the "Company Indemnified Parties"), harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject under any federal or state statute, or at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with this Agreement, except to the extent such liabilities, claims and lawsuits are due primarily to the Company's negligence or misconduct.  In addition, Consultant shall also indemnify and hold the Company Indemnified Parties harmless against any and all costs and expenses, including reasonable legal fees incurred or related to the foregoing.

8.3

Consultant acknowledges and agrees that the scope of its authority hereunder shall be expressly defined and limited herein.  Consultant shall make no statement, warranty or representation which purports in any way to be on behalf of or binding upon the Company and hereby acknowledges that he lacks any authority whatsoever, either express, apparent or implied, to do so.  The Company shall not be bound by or liable for any statement, warranty or representation made by the Consultant to any third person or party and Consultant, for itself, its officers, directors, stockholders, agents and employees, hereby agrees to indemnify and hold harmless the Company for any liability which may arise or be claimed against the Company by virtue of Consultant's breach of this Agreement.

8.4

The Company agrees to indemnify and hold harmless Consultant from any liability which may arise against Consultant which is based upon any false or materially misleading statement of fact contained in any financial information or other document provided by the Company to the Consultant pursuant to this Agreement pertaining to the Company, its financial condition or operations.

8.5

The indemnified party shall give the other party prompt notice of any such liability, claims or lawsuit which it contends is the subject matter of such party's right to indemnification hereunder and the other party thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, excepting therefrom any and all proceeds or hearings before any regulatory bodies and/or authorities.

9.

Termination.

9.1.

During the initial term of this Agreement, Consultant may terminate this Agreement without cause or for cause upon 90 days’ written notice. For the purposes of this Section 9.1, the term "cause" shall include the occurrence of any of the following:

9.1.1.

The breach or violation by the Company of any of the terms of this Agreement;

9.2

In the event of an occurrence described in subsections 9.1.1 above, the Consultant shall serve written notice of such event upon the Company, setting forth in detail the circumstances which the Consultant has determined constitutes "cause" within any of those definitions.  In the event the Company should remedy or otherwise cure the facts constituting the cause relied upon by the Consultant within thirty (30) days after such written notice, such fact or circumstance shall not be deemed to constitute "cause" for which engagement can be terminated within the meaning of Section 9.1 above.

9.3.

During the period of consultation, the Company may terminate this Agreement for cause and upon 90 days written notice and opportunity to cure being given to Consultant. For the purpose of this Section 9.3, the term "cause" shall include the occurrence of any of the following:

9.3.1

Consultant breaches or violates any of the terms of this Agreement;

9.3.2.

Consultant is convicted of any felony or is shown to have engaged in any act of dishonesty or fraud upon the Corporation, any of its affiliated companies, or any of its customers or clients;

9.3.3.

Consultant has been grossly negligent in the performance of its employment duties or responsibilities.

9.4.

During the initial period of consultation, the Company may terminate this Agreement without cause upon ninety (90) days' prior written notice. After the initial term, the Company may terminate this Agreement without cause upon thirty (30) days’ prior written notice.

9.5.

This Agreement shall also terminate upon the insolvency, bankruptcy, dissolution, or liquidation of the Company or cessation of business by the Company for at least thirty (30) consecutive days.

10.

Termination Payments.  In the event of a Termination of this Agreement, the Company shall pay to the Consultant an amount equal to (i) any and all outstanding and unpaid fees charged by Consultant to the Company under this Agreement for the period of time beginning on the commencement date of this Agreement and ending on the termination date, and (ii) all unreimbursed expenses incurred by Consultant and approved by the Company.

11.

Performance and Other Engagements.

Throughout the term of this Agreement, it is understood that Consultant will only provide services to the Company on a part-time basis and, subject to the provisions concerning competition hereinbelow set forth, may perform the same or similar services for other persons or entities not inconsistent with his undertakings hereunder.

12.

Confidentiality.

Consultant covenants with the Company that all information concerning its methods, processes, plans of acquisition, research, markets, plans, strategies, distributors, dealers, customers, clients and vendors collectively are and constitute the trade secrets and confidential proprietary information of the Company.  Consultant covenants and agrees that he will not (except as required in the course of its services for the Company), during the term of this Agreement or thereafter, communicate or divulge to, or use for the benefit of itself or any other person, firm, association, or corporation, without the consent of the Company, any trade secrets or confidential and proprietary information of the Company or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by its in the course of or as a result of its services for the Company.  All records, disks, tapes, stored information on any medium, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, which Consultant shall use or prepare or come into contact with, shall remain the sole property of the Company, and upon termination of this Agreement, shall, together with all copies in the possession of Consultant, be delivered to the Company.

Notwithstanding the foregoing, the restrictions on disclosure and use of information and materials as set forth in this Section 12 shall not apply to the following, and the following is not confidential or proprietary information:  (1) any information or materials which were generally available to the public at the time made available to Consultant by the Company; (2) any information or materials which become, without breach of this Section 12 and through no fault of Consultant, generally available to the public; (3) any information or materials which Consultant has received from other sources prior to the date of this Agreement, subject to no restrictions on disclosure applicable to Consultant; and (4) any information or materials which Consultant at any time lawfully obtains from a third party who is not under any obligation of secrecy or confidentiality to the Company, under circumstances permitting disclosure by Consultant to others without restriction.

13.

Non-Interference with Employees.

13.1.

Consultant covenants with the Company that employees of or consultants to the Company and employees of and consultants to firms, corporations or entities affiliated with the Company have, of necessity, been exposed to and have acquired certain knowledge, understandings, and know-how concerning the Company's business operations which is confidential information and proprietary to the Company.

13.2.

In order to protect the Company's confidential information and to promote and insure the continuity of the Company's contractual relations with its employees and consultants, Consultant covenants and agrees that for the term of this Agreement, and for a period of 12 months from the date this Agreement terminates, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or other relations with any or all of its employees or consultants, or (ii) induce or attempt to induce any employee or consultant to the Company to cease performing services for or on behalf of the Company.

13.3.

In the event any court of competent jurisdiction determines or holds that all or any portion of the covenants contained in this Section 13 are unlawful, invalid, or unenforceable for any reasons, then the parties hereto agree to modify the provisions of this Section 13 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

14.

Clients and Customers.

14.1.

Consultant covenants with the Company that the clients and customers of the Company, both actual and contemplated, constitute actual and prospective business relationships which are proprietary to the Company and comprise, in part, the Company's confidential information and trade secrets.

14.2.

In order to protect the Company's proprietary rights and to promote and ensure the continuity of the Company's contractual relations with its customers and clients, Consultant covenants and agrees that for the term of this Agreement, and for a period of 12 months from the date this Agreement terminates, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or prospective relations with any clients or customers, or (ii) induce or attempt to induce any client or customer of the Company to cease doing business with the Company, or (iii) solicit, offer to retain, or retain, or in any other manner engage or enter into any business or other arrangement with any of the Company's customers or clients to provide any services or products to any of such customers or clients as they may from time to time exist or be constituted, except and unless such arrangement for the provision of products or services is not in any way competitive with the products or services actually provided by the Company to its clients or customers or proposed to be provided by the Company to its clients or customers.

14.3.

In the event any court of competent jurisdiction determines or holds that all or any portions of the covenants contained in this Section 14 are unlawful, invalid or unenforceable for any reason, then the parties hereto agree to modify the provisions of this Section 14 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

15.

Work Product

15.1

All trade secrets, know-how, confidential information, copyrightable material, inventions, discoveries, and improvements, including computer programs (their structure, sequence, organization, coherence, look and feel), whether patentable or unpatentable, copyrightable or uncopyrightable, made, devised, discovered or reduced to practice by the Consultant, whether by himself or jointly with others, from the time of becoming a consultant of the Corporation until the termination of that status, that relate to the business of the Company shall be deemed work for hire and shall be promptly disclosed in writing to the Corporation and are to redound to the benefit of the Corporation and become and remain its sole and exclusive property.

15.2

By executing this Agreement, Consultant hereby transfers and assigns to the Corporation, or persons, firms or corporations designated by the Corporation, any or all of Consultant's rights, title and interest in and to any and all developments, inventions, computer programs, discoveries, improvements, processes, devices, copyrights, patents and patent applications therefore, and to execute at any and all times any and all instruments and do any and all acts necessary or which the Corporation may deem desirable in connection with conveying, transferring and assigning Consultant's entire right, title and interest in and to any inventions, discoveries, improvements, computer programs, processes, devices, copyrights, patent applications therefore or patents thereon in any way related to the technology or trade secrets developed, discovered or reduced to practice by Consultant during the term of this Agreement, it being the express understanding and agreement of the parties that any and all future developments, inventions and discoveries of Consultant during the term hereof shall be the property of the Corporation, or its assigns.

16.

Affiliates of Consultant.

Consultant agrees that the Covenants set forth in Sections 8, 12, 13, 14 and 15 of this Agreement are applicable to and binding upon any and all of Consultant's officers, directors, shareholders, agents, and employees (hereafter "Affiliates").  Consultant agrees that he will not permit any Affiliate to perform services hereunder nor permit the disclosure of any the Company trade secret, proprietary or confidential information to any Affiliate until and unless such Affiliate agrees in writing to be bound by the terms and conditions of Sections 8, 12, 13, 14 and 15 of this Agreement.

17.

Attorneys' Fees.

In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded reasonable attorneys' fees and litigation or arbitration costs, including the attorneys' fees and costs incurred in the collection of any judgment.

18.

Notices.

All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth below or at such other address as either party may designate in writing from time to time.  Any notice by mailing shall be effective 48 hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

19.

Partial Invalidity.

If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

20.

Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

21.

Waiver.

No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Company shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenants of this Agreement.  The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or become construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

22.

Governing Law.

This Agreement and the rights and duties of the parties shall be construed enforced in accordance with the laws of the State of California.

23.

Fax/Counterparts.

This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original.  Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

24.

Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.  There are no representations, warranties, conditions or obligations except as herein specifically provided.  Any amendment or modification hereof must be in writing.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed effective on the day and year first above written.

GOLDEN WEST BREWING COMPANY

December 4, 2007

By:/s/ John C. Power____________________

John C. Power, CEO

ARTISAN FOOD AND BEVERAGE GROUP, INC.

By: /s/ Mark Simpson

Mark Simpson, Principal